As filed with the Securities and Exchange Commission on February 27, 2015

Registration No. 2-75668

Registration No. 33-16219

Registration No. 33-42823

Registration No. 33-43887

Registration No. 33-65918

Registration No. 333-35887

Registration No. 333-43081

Registration No. 333-65327

Registration No. 333-65329

Registration No. 333-111076

Registration No. 333-186933

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 2-75668

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 33-16219

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-42823

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-43887

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-65918

Post-Effective Amendment No. 3 to Form S-8 Registration Statement No. 333-35887

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-43081

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-65327

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-65329

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-111076

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-186933

UNDER

THE SECURITIES ACT OF 1933

MYLAN INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	25-1211621
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Mylan Boulevard Canonsburg, Pennsylvania	15317
(Address of principal executive offices)	(Zip Code)

1981 Employee Incentive Stock Option Plan

Mylan Laboratories Inc. 1986 Incentive Stock Option Plan

Dow B. Hickam, Inc. 1991 Directors Stock Option Plan

Dow B. Hickam, Inc. 1987 Directors Stock Option Plan

Dow B. Hickam, Inc. Directors Stock Option Plan

Dow B. Hickam, Inc. 1989 Stock Option Plan

Dow B. Hickam, Inc. 1987 Stock Option Plan

Dow B. Hickam, Inc. 1984 Stock Option Plan

Mylan Laboratories Inc. 1992 Nonemployee Director Stock Option Plan

Mylan Laboratories Inc. 1997 Incentive Stock Option Plan

Bertek Pharmaceuticals, Inc. 401(k) Savings Plan and Trust

Penederm Incorporated 1994 Nonemployee Directors Stock Option Plan

Penederm Incorporated Equity Incentive Plan

Penederm Incorporated Employee Stock Option Plan

Penederm Incorporated Consultant Stock Option Plan

Mylan Laboratories Inc. 2003 Long-Term Incentive Plan

Mylan Inc. Amended and Restated 2003 Long-Term Incentive Plan

(Full Title of Plans)

John D. Sheehan

Executive Vice President and

Chief Financial Officer

Mylan Inc.

1000 Mylan Boulevard

Canonsburg, Pennsylvania 15317

(724) 514-1800

(Name, address, and telephone number, including area code, of agent for service)

Bradley L. Wideman, Esq. Vice President, Associate General Counsel, Securities and Assistant Secretary Mylan Inc. 1000 Mylan Boulevard Canonsburg, Pennsylvania 15317 (724) 514-1800	William V. Fogg, Esq. Johnny G. Skumpija, Esq. Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, NY 10019 (212) 474-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

Mylan Inc. (the “Registrant”) is filing these post-effective amendments to the following registration statements on Form S-8 (the “Registration Statements”) to deregister any and all plan interests and any and all shares of the Registrant’s common stock registered but unsold or otherwise unissued under each such Registration Statement as of the date hereof:

(1)	Registration Statement No. 2-75668 on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on January 12, 1982, as amended by Post-Effective Amendment No. 1 filed with the SEC on June 29, 1983, registering 200,000 shares, par value $0.50 per share, of the Registrant’s common stock issuable under the 1981 Employee Incentive Stock Option Plan.

(2)	Registration Statement No. 33-16219 on Form S-8 filed with the SEC on August 3, 1987, as amended by Post-Effective Amendment No. 1 filed with the SEC on September 18, 1991, registering 250,000 shares, par value $0.50 per share, of the Registrant’s common stock issuable under the Mylan Laboratories Inc. 1986 Incentive Stock Option Plan.

(3)	Registration Statement No. 33-42823 on Form S-8 filed with the SEC on September 18, 1991, registering 450,000 shares, par value $0.50 per share, of the Registrant’s common stock issuable under the Mylan Laboratories Inc. 1986 Incentive Stock Option Plan.

(4)	Registration Statement No. 33-43887 on Form S-8 filed with the SEC on November 19, 1991, registering 267,562 shares, par value $0.50 per share, of the Registrant’s common stock issuable under the Dow B. Hickam, Inc. 1991 Directors Stock Option Plan; the Dow B. Hickam, Inc. 1987 Directors Stock Option Plan; the Dow B. Hickam, Inc. Directors Stock Option Plan; the Dow B. Hickam, Inc. 1989 Stock Option Plan; the Dow B. Hickam, Inc. 1987 Stock Option Plan and the Dow B. Hickam, Inc. 1984 Stock Option Plan.

(5)	Registration Statement No. 33-365918 on Form S-8 filed with the SEC on July 6, 1993, registering 400,000 shares, par value $0.50 per share, of the Registrant’s common stock issuable under the Mylan Laboratories Inc. 1992 Nonemployee Director Stock Option Plan, and an indeterminate amount of plan interests relating to such plan pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”).

(6)	Registration Statement No. 333-35887 on Form S-8 filed with the SEC on September 18, 1997, as amended by Post-Effective Amendment No. 1 filed with the SEC on December 23, 1997 and Post-Effective Amendment No. 2 filed with the SEC on August 27, 2002, registering an aggregate of 15,000,000 shares, par value $.01 per share, of the Registrant’s common stock issuable under the Mylan Laboratories Inc. 1997 Incentive Stock Option Plan, and an indeterminate amount of plan interests relating to such plan pursuant to Rule 416(c) under the Securities Act.

(7)	Registration Statement No. 333-43081 on Form S-8 filed with the SEC on December 23, 1997, registering 250,000 shares, par value $.01 per share, of the Registrant’s common stock issuable under the Bertek Pharmaceuticals, Inc. 401(k) Savings Plan and Trust, and an indeterminate amount of plan interests relating to such plan pursuant to Rule 416(c) under the Securities Act.

(8)	Registration Statement No. 333-65327 on Form S-8 filed with the SEC on October 5, 1998, registering 176,800 shares, par value $.01 per share, of the Registrant’s common stock issuable under the Penederm Incorporated 1994 Nonemployee Directors Stock Option Plan, and an indeterminate amount of plan interests relating to such plans pursuant to Rule 416(c) under the Securities Act.

(9)	Registration Statement No. 333-65329 on Form S-8 filed with the SEC on October 5, 1998, registering 782,500 shares, par value $.01 per share, of the Registrant’s common stock issuable under the Penederm Incorporated Equity Incentive Plan, Penederm Incorporated Employee Stock Option Plan and Penederm Incorporated Consultant Stock Option Plan, and an indeterminate amount of plan interests relating to each plan pursuant to Rule 416(c) under the Securities Act.

(10)	Registration Statement No. 333-111076 on Form S-8 filed with the SEC on December 11, 2003, registering 22,500,000 shares, par value $.50 per share, of the Registrant’s common stock issuable under the Mylan Laboratories Inc. 2003 Long-Term Incentive Plan.

(11)	Registration Statement No. 333-186933 on Form S-8 filed with the SEC on February 28, 2013, registering 32,800,000 shares, par value $.50 per share, of the Registrant’s common stock issuable under the Mylan Inc. Amended and Restated 2003 Long-Term Incentive Plan.

On February 27, 2015, pursuant to that certain Amended and Restated Business Transfer Agreement and Plan of Merger, dated as of November 4, 2014 (the “Business Transfer Agreement”), by and among the Registrant, Mylan N.V., a public limited liability company (naamloze vennootschap) organized and existing under the laws of the Netherlands (formerly named New Moon B.V., “New Mylan”), Moon of PA Inc., a Pennsylvania corporation (“Merger Sub”), and Abbott Laboratories (“Abbott”), (a) New Mylan acquired Abbott’s non-U.S. developed markets specialty and branded generics business and (b) Merger Sub, New Mylan’s wholly owned indirect subsidiary, merged with and into the Registrant, with the Registrant as the surviving corporation in the merger (collectively, the “Merger”).

As a result of the Merger, the Registrant became a wholly owned indirect subsidiary of New Mylan, and the Registrant terminated all offers and sales of its common stock registered pursuant to the Registration Statements. The Registrant, by filing these post-effective amendments, hereby terminates the effectiveness of the Registration Statements and removes from registration any and all plan interests and any and all securities registered but unsold or otherwise unissued under the Registration Statements as of the date hereof. This filing is made in accordance with an undertaking made by the Registrant in Part II of each of the Registration Statements to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these post-effective amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 27, 2015.

Mylan Inc.

By:	/s/ John D. Sheehan
John D. Sheehan
Executive Vice President and Chief Financial Officer

No other person is required to sign these post-effective amendments to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.